SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2013

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) (1) On May 24, 2013, Community Bank Shares of Indiana, Inc. announced the appointment of James E. Geisler. to the company’s board of directors.

(c) (2) Mr. Geisler is Chief Operating Officer and Chief Financial Officer for CreoSalus, Inc., a life science company specializing in the development and manufacturing of finished drugs, fine chemicals, and human medical devices based in Louisville, Kentucky.

Exhibit No.	Exhibit

99.1	Press release issued by Community Bank Shares of Indiana, Inc. on May 24, 2013.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Community Bank Shares of Indiana, Inc.’s Annual Meeting of Stockholders was held on May 21, 2013. At the meeting:

1.	4 persons were elected to serve as directors of Community Bank Shares of Indiana, Inc.;
2.	the selection of Crowe Horwath LLP to serve as the independent registered public accounting firm of Community Bank Shares of Indiana, Inc. for 2013 was ratified; and
3.	a proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation program and procedures.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

	FOR	AGAINST	WITHHELD	ABSTAINED	BROKER NON-VOTES

1. Election of directors:

NOMINEE
James E. Geisler	1,886,262		86,984		796,224
R. Wayne Estopinal	1,952,023		21,223		796,224
Kerry M. Stemler	1,951,158		22,088		796,224
Gary L. Libs	1,951,195		22,051		796,224

2. Ratification of Independent Registered Public Accounting Firm.	2,747,724	20,801		945

3. Proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation programs and procedures.	1,893,516	53,683		26,046	796,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: May 24, 2013	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer